Refined Zinc Ore Supply Agreement

Contract No: BZ2879-060322

Date: March 22nd, 2006

The Seller: Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd

The Buyer: Bayannaoer Zijin Non-Ferrous Metal Co., Ltd

Location: Inner Mongolia Wulatehouqi

The agreement is made conforming to Contract Law of the People's Republic of China and the relevant regulations, by and between the Seller and Buyer whereby the Seller agrees to sell and the Buyer agrees to buy the under-mentioned goods subject to terms and conditions set forth hereinafter as follows

Article 1:  Name of Commodity and specification:

Name	Specification	Unit	Qty	Price
Zinc concentrates	≥50	Metal ton		Negotiation

The unit price and total price will be adjusted according to Article 7 and Article 8 of the contract during the settlement.

Article 2:  Technical Standard and Quality Conditions: Unit: %

Element	Zn	Pb	Cu	Fe	As	S	SiO2	Moisture
Content	≥45	<2.0	<1.0	<14	<05	>26	<5.5	<14

Article 3:  Destination:

     The destination is at Zinc Smelter of Bayannaoer Zijin Non-Ferrous Metal Co., Ltd.

Article 4:  Terms of Transportation:

The seller is responsible for transportation, and pays the freight. And the Buyer pays the fee of unloading.

Article 5:  Packing:

In bulk

Article 6:  Terms of Assay and Acceptance:

1)

Except for meeting the requirements of the compositions listed in Item 2, the others shall conform to the National Zinc Concentrates Standard of PRC GB14261, GBS151.1 -GB151.12

2)

The settlement for goods can accord with weighing of goods done by Buyer and meanwhile inspected by Seller. The samples shall be taken and sealed in Zinc Smelter of Bayannaoer Zijin Non-Ferrous Metal Co., Ltd and they are effective when both parties make the signature.

3)

The sampling and analysis of the goods ought to be carried out by Quality Inspection Department of Buyer according to Chinese Standard GB14261. Four samples are requested, one for Seller and one for arbitration (sealed after the signature of two parties, keeping in three months by Buyer) and two samples for Seller.

4)

The methods of sampling and analysis of the goods ought to be undertaken according to the rules of GB14261 and GB8151.1---GB8151.12; the assay result must be determined and revised by GB1250.

Article 7:  Terms of Pricing and Payment:

     Both parties agree the pricing shall be made according to the monthly average settlement price of zinc 0# of Shanghai Nonferrous Metals (Future) Market by deducting 7,300 Yuan RMB. The Buyer shall pay all payment before receiving the goods.

Article 8:  Method of Payment:

1)

After the assay result confirmed by two parties, the value-added tax invoice shall be issued.

2)

Taking the grade 50% of Zinc concentrates as basis of pricing, when zinc grade is over 50%, if the grade increases one percentage (1%), the price will be increased by 20 Yuan RMB/metal ton; when the grade is between 45% and 50%, if the grade is reduced one percentage, the price will be reduced by 20 Yuan RMB/metal ton; when the grade is between 40% and 45%,if the grade is decreased one percentage, the price will be reduced by 50 Yuan RMB/metal ton; the grade less than 40% will be deemed as the substandard products, and the price shall be consulted by two parties.

3)

The lead contained in ore should be less than 2%, if the grade is increased by 0.1%, the price will be reduced by 10 Yuan RMB/metal ton; iron content is required to be less than 14%, if the grade is increased by 1%, the price will be reduced by 30 Yuan RMB/metal ton; Arsenic content must be less than 0.5%, if the grade increases 0.1%, the price will be reduced by 30 Yuan RMB/metal ton.

4)

Except for zinc, the other metals do not be accounted into the price.

5)

The settlement will be made monthly. The seller should provide 13% value added tax invoice timely in 5 days.

Article 9:  Liabilities for Breach:

     If any party breaches the item of this agreement, Contract Law of the People's Republic of China should be applied. Both parties should abide the relevant regulations of environment protection. The duty can be exempt if the breach of contract was caused by force majeure.

Article 10:  Settlement of Disputes:

The unmentioned items in this contract can be settled through consultations between both parties and sign the supplementary agreement. Any disputes arising from the contract will be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes will be arbitrated by submission to the Wuletehouqi Arbitration Committee or Court of Wuletehouqi.

Article 11:  Taxation:

The Seller is responsible for paying the tax, the tax items and its amount to be paid must follow the relevant law and regulations.

Article 12:  The agreement will be effective upon the affixing of seal. The unmentioned items of this contract can be resolved through consultations by the both parties.

Article 13:  This agreement is in sextuplcate, each party holds three originals, and each original has equal effect..

(Signature):

The Seller: Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd (seal)

Legal Representative: /s/

The Buyer: Bayannaoer Zijin Non-Ferrous Metal Co., Ltd (seal)

Legal Representative: /s/